                                                                   EXHIBIT(5)(b)


                        SUB-INVESTMENT ADVISORY AGREEMENT


        This Sub-Investment Advisory Agreement is made as of the 23rd day of October, 1998, by and between 1st Source Bank, an Indiana banking corporation (the "Adviser"), and Miller Anderson & Sherrerd LLP, a Delaware limited liability partnership (the "Sub-Adviser").


        WHEREAS, the Adviser serves as investment adviser of certain portfolios of The Coventry Group, a Massachusetts business trust and an open-end management investment company (the "Trust"), which has filed a registration statement (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933.

        WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is 1st Source Monogram Diversified Equity Fund (the "Fund"); and

        WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser experienced in the management of a portfolio of equity securities to assist the Adviser in performing services for a portion of the Fund; and

        WHEREAS, the Sub-Adviser represents that it has the legal power and authority to perform the services contemplated hereunder without violation of applicable law (including the Investment Advisers Act of 1940), and is engaged in the business of rendering investment advisory services to investment companies and desires to provide such services to the Trust and the Adviser; and

        WHEREAS, the Sub-Adviser is familiar with the investment objectives, policies and restrictions of the Fund and has reviewed the Investment Advisory Agreement dated as of October 23, 1998, between the Adviser and the Trust (the "Adviser Agreement").

        NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

        Section 1. Appointment of the Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to provide a continuous investment program for that portion of the Fund designated by the Adviser (the "MAS Portfolio"), subject to such instructions and supervision as the Adviser may from time to time furnish and further subject to the control and direction of the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Sub-Adviser hereby accepts such appointment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser will provide the services under this Agreement in accordance with the Fund's and the MAS Portfolio's investment objectives, policies and restrictions as stated in the Fund's most recent Prospectus and Statement of Additional Information and as the same may, from time to time, be supplemented or amended and in resolutions of the Trust's Board of Trustees. The Adviser agrees to furnish the Sub-Adviser from time to time copies of all amendments of or supplements to such Prospectus and Statement of Additional Information. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Fund or the Trust in any way.

        Section 2. Sub-Advisory Services. Subject to such instructions and supervision as the Adviser may from time to time furnish, the continuous investment program of the MAS Portfolio provided by the Sub-Adviser shall include, among other things, investment research and management with respect to all securities, investments and cash equivalents in the MAS Portfolio. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund for the MAS Portfolio, the appropriate portion of the MAS Portfolio's assets to be invested in particular countries or geographic regions, the use of foreign exchange contracts and other foreign currency matters, and the manner in which voting rights, rights to consent to corporate action and other rights pertaining to the MAS Portfolio's investments should be exercised. The Sub-Adviser will implement such determinations through the placement, in the name of the Fund for the MAS Portfolio, of orders for the execution of portfolio transactions with it through such brokers or dealers as it may select.

        In fulfilling its responsibilities hereunder, the Sub-Adviser agrees that it will:

        (a) use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

        (b) conform with all applicable Rules and Regulations of the United States Securities and Exchange Commission ("SEC") and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any government authority pertaining to the investment advisory activities of the Sub-Adviser and shall furnish such written reports or other documents substantiating such compliance as the Adviser reasonably may from time to time request;

        (c) not make loans to any person to purchase or carry shares of beneficial interest in the Trust or make loans to the Trust;

        (d) place orders pursuant to investment determinations for the MAS Portfolio either directly with the issuer or with an underwriter, market maker or broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will use its reasonable best efforts to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, the Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the


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

               Fund and/or other accounts over which the Sub-Adviser exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion. In placing orders with brokers and dealers, consistent with applicable laws, rules and regulations, the Sub-Adviser may consider the sale of shares of the Trust. In no instance will portfolio securities be purchased from or sold to the Trust, BISYS Fund Services Limited Partnership, the Adviser, any other sub-investment adviser for the Trust ("other sub-advisers"), or the Sub-Adviser or any affiliate of the foregoing except as may be permitted by the 1940 Act or an exemption therefrom;

        (e) maintain all necessary or appropriate books and records with respect to the MAS Portfolio's securities transactions in accordance with all applicable laws, rules and regulations, including but not limited to Section 31 (a) of the 1940 Act and will furnish the Trust's Board of Trustees such periodic and special reports as the Board reasonably may request;

        (f) treat confidentially and as proprietary information of the Adviser and the Trust all records and other information relative to the Adviser and the Trust and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except that subject to prompt notification to the Trust and the Adviser, the Sub-Adviser may divulge such information to duly constituted authorities, or when so requested by the Adviser and the Trust, Provided, however, that nothing contained herein shall prohibit the Sub-Adviser from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Fund;

        (g) maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Trust, the Sub-Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Adviser, other sub-advisers, the Sub-Adviser or of their respective parents, subsidiaries or affiliates. In dealing with such customers, the


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

               Sub-Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust; and

        (h) render, upon request of the Adviser or the Trust's Board of Trustees, written reports concerning the investment activities of the MAS Portfolio.

        Section 3. Expense. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the MAS Portfolio.

        Section 4. Books and Records. In compliance with the requirements of Rule 31 a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records, if any, which it maintains for the MAS Portfolio are the property of the Fund and further agrees to surrender promptly to the Adviser or the Trust any such records upon the Adviser's or the Trust's request and that such records shall be available for inspection by the SEC. The Sub-Adviser further agrees to preserve for the periods and at the places prescribed by Rule 31 a-2 under the 1940 Act the records required to be maintained by Rule 31 a-1 under the 1940 Act.

        Section 5. Compensation of the Sub-Adviser. In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser a fee at the annual rate of the value of the MAS Portfolio's average daily net assets set forth in Schedule A hereto, provided, however, that the Sub-Adviser may from time to time waive some or all of such fees until such time as it notifies the Trust that it has terminated such waiver. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Sub-Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Sub-Adviser, the value of the MAS Portfolio's net assets shall be computed at the times and in the manner specified in the Trust's Registration Statement. If the Adviser is required to reduce its fee or to reimburse the Trust because the expenses of the Fund exceed applicable state securities regulations or are in excess of any voluntary expense limitations set forth in the Trust's current Registration Statement, the Sub-Adviser's fee hereunder shall be reduced by an amount equal to such excess expense multiplied by the ratio that the Sub-Adviser's fee hereunder bears to the sum of the fees paid to and retained by the Adviser and paid to BISYS Fund Services Limited Partnership (under the Trust's Administration Agreement with BISYS Fund Services Limited Partnership with respect to the Fund) by the Trust with respect to the MAS Portfolio. Notwithstanding anything contained herein to the contrary, the Sub-Adviser shall not be compensated on the basis of a share of capital gains or upon capital appreciation of the MAS Portfolio or any portion thereof except as may be authorized by applicable law.

        Section 6. Services Not Exclusive. The services of the Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired. It is understood that the action taken by the Sub-Adviser under this Agreement may differ from the


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

advice given or the timing or nature of action taken with respect to other clients of the Sub-Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Sub-Adviser at the same time or at the same price. The Sub-Adviser, in turn, understands that nothing in this agreement will in any way limit or restrict Adviser or any of its officers, directors or employees from buying or selling or trading in any securities (including securities purchased or sold by the Sub-Adviser on behalf of the Fund) for its or their own accounts or the accounts of other clients of the Adviser, consistently with applicable law and fiduciary duties, except that no such transactions will be made based on information derived or received directly or indirectly from Sub-Adviser hereunder until the expiration of ten (10) business days after: (i) the date such information has been so derived or received, or (ii) in the case of information derived or received over several days, the last date on which such information has been so derived or received. The Adviser agrees that the Sub-Adviser shall have no responsibility or liability whatsoever for any such use of such information.


        Section 7. Use of Names. The Adviser shall not use the name of the Sub-Adviser in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Sub-Adviser; provided, however, that the Sub-Adviser shall approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld. The Sub-Adviser shall not use the name of the Trust, the Fund or the Adviser in any material relating to the Sub-Adviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its and the Fund's or the Trust's name which merely refer in accurate terms to the appointment of the Sub-Adviser hereunder or which are required by the SEC or a state securities commission, and, provided further, that in no event shall such approval be unreasonably withheld.

        Section 8. Liability of the Sub-Adviser. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, or loss resulting from breach of fiduciary duty with respect to the receipt of compensation for services, the Sub-Adviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

        Section 9. Limitation of Trust's Liability. The Sub-Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's and the Fund's liability set forth in its Declaration of Trust and under Ohio law. The Sub-Adviser agrees that any of the Trust's obligations shall be limited to the assets of the Fund and that the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of the Trust.

        The names "The Coventry Group" and "Trustees of the Coventry Group" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of January 8, 1992 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Coventry Group" entered into in the name or on behalf thereof, or in the name or on behalf of any series or class of shares of the Trust, by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series or class of shares of the Trust must look solely to the assets of the Trust belonging to such series or class for the enforcement of any claims against the Trust.


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        Section 10. Duration Renewal Termination and Amendment. This Agreement
will become effective as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of the Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until October 23, 2000.

        Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of one year each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of the Fund. This Agreement may be terminated as to the Fund at any time, without payment of any penalty, by the Trust's Board of Trustees, by the Adviser, or by a vote of the majority of the outstanding voting securities of the Fund upon, 60 days' prior written notice to the Sub-Adviser, or by the Sub-Adviser upon 60 days' prior written notice to the Adviser and the Trust's Board of Trustees, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Adviser Agreement. This Agreement shall terminate automatically and immediately in the event of its assignment. No assignment of this Agreement shall be made by the Sub-Adviser without the consent of the Adviser and the Board of Trustees of the Trust. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Adviser and the Sub-Adviser, subject to approval by the Trust's Board of Trustees and, if required by the 1940 Act and applicable SEC rules and regulations, a vote of a majority of the Fund's outstanding voting securities.


        Section 11. Confidential Relationship. Any information and advice furnished by either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties except as required by law or by this Agreement.

        Section 12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this agreement shall not be affected thereby.

        Section 13. Miscellaneous. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Indiana. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all parties.


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

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                       1ST SOURCE BANK

                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------


                                       MILLER ANDERSON & SHERRERD LLP


                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                                         Dated: October 23, 1998


                                   SCHEDULE A
                    To the Sub-Investment Advisory Agreement
                           between 1st Source Bank and
                         Miller Anderson & Sherrerd LLP

   Name of Fund                       Compensation*                          Date
   ------------                       -------------                          ----
1st Source Monogram              Annual Rate of 0.625% up to            October 23, 1998
Diversified Equity Fund          $25,000,000 of the average
                                 daily net assets of the MAS
                                 Portfolio and 0.375% of the
                                 excess over $25,000,000

---------------

*All fees are computed daily and paid monthly.


                                       1ST SOURCE BANK

                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------


                                       MILLER ANDERSON & SHERRERD LLP


                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------


                                       A-1